SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

DRYCLEAN USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-9040	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2008, Alan I. Greenstein resigned as Executive Vice President and Chief Operating Officer of the Company’s Steiner-Atlantic subsidiary.

In connection with his resignation, the Company and Mr. Greenstein entered into a Severance Agreement, dated January 30, 2008, pursuant to which, among other things, the Company agreed to pay Mr. Greenstein severance aggregating $28,846, in 10 equal weekly installments, based on his current annual base salary of $150,000 and, to the extent permitted, continue to maintain the existing group medical and other insurance in which Mr. Greenstein participates during such ten week period.

The foregoing discussion of Mr. Greenstein’s Severance Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired:	None

(b)	Pro Forma Financial Information:	None

(c)	Exhibits:

99.1	Severance Agreement, dated January 30, 2008, between the Company and Alan I. Greenstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRYCLEAN USA, Inc.
Date: January 31, 2008	By:	/s/ Michael S. Steiner
Michael S. Steiner
President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Severance Agreement, dated January 30, 2008, between the Company and Alan I. Greenstein.